UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2014

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 814-9988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2014, QTS Realty Trust, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at which the stockholders (i) elected eight directors and (ii) ratified the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 19, 2014. The final voting results for each proposal are set forth below.

Election of Directors

At the Annual Meeting, stockholders elected eight directors of the Company to serve until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The table below sets forth the voting results for each director nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chad L. Williams	31,387,971	14,536	691,042
John W. Barter	31,397,471	5,036	691,042
William O. Grabe	30,773,067	629,440	691,042
Catherine R. Kinney	31,341,137	61,370	691,042
Peter A. Marino	31,397,130	5,377	691,042
Scott D. Miller	31,051,288	351,219	691,042
Philip P. Trahanas	30,109,722	1,292,785	691,042
Stephen E. Westhead	31,397,370	5,137	691,042

Ratification of Ernst & Young as the Company’s independent registered public accounting firm

At the Annual Meeting, the Company’s stockholders ratified the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,081,937	4,397	7,215	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

May 9, 2014